Exhibit 5.1

Watson Farley & Williams LLP

1133 Avenue of the Americas

New York, New York 10036

Tel (212) 922-2200

Fax (212) 922-1512

Capital Product Partners L.P.

3, Iassonos Street

Piraeus, Athens

18537, Greece

March 16, 2015

Registration Statement on Form F-3ASR

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Capital Product Partners L.P., a Marshall Islands limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-3ASR (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) for the registration of the sale from time to time of (i) common units to be issued by the Partnership (“Common Units”), each representing limited partnership interests in the Partnership, (ii) preferred units, which may be convertible into securities of the Partnership, to be issued by the Partnership (“Preferred Units”), each representing limited partnership interests in the Partnership, and (iii) debt securities (“Debt Securities,” and collectively with the Common Units and Preferred Units, the “Securities”), including convertible debt securities, which may be issued pursuant to a form of indenture for debt securities and a form of indenture for convertible debt securities, in the form filed as Exhibit 4.6 to the Registration Statement (the “Indenture”). The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus, (ii) the Indenture, (iii) the certificate of limited partnership of the Partnership (the “Certificate of Limited Partnership”), (vi) the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of February 22, 2010, as amended by the Amendment dated as of September 30, 2011, and the Second Amendment dated as of May 22, 2012, and the Third Amendment dated as of May 19, 2013 and the Fourth Amendment dated as of August 25, 2014 (the “Partnership Agreement”, and together with the Certificate of Limited Partnership, the “Organizational Documents”), (v) such other papers, documents and certificates of public officials and

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certificates of representatives of the Partnership and its general partner, Capital GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), as we have deemed necessary. In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power, authority and legal right of all parties (other than the Partnership) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), and all parties to the Indenture (other than the Partnership), to enter into and perform their respective obligations thereunder, and the due authorization, execution and delivery of the Indenture by all parties thereto. We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands Law. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, (ii) a Prospectus Supplement or, as applicable, term sheet, shall have been prepared and filed with the Commission describing the Securities offered thereby, (iii) the Securities shall be issued and sold in compliance with applicable U.S. federal, state and foreign laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement or term sheet, (iv) a definitive purchase agreement, underwriting agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the applicable registrants and the other parties thereto, (v) any Securities, including Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and will be validly issued, and the certificates, if any, evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Partnership and, as applicable, the General Partner and the holders of the Class B Convertible Preferred Units of the Partnership, and (vi) the definitive terms of any Security, other than Common Units, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Partnership, the General Partner (if applicable), if necessary, the holders of the Class B Convertible Preferred Units of the Partnership, the Organizational Documents and applicable law.

With respect to the issuance and sale of any series of Preferred Units, we have further assumed that an appropriate certificate of designations or similar instrument setting forth the preferential, deferred, qualified or special rights, powers, privileges, conditions or duties with respect to such series of Preferred Units, or an amendment to the Organizational Documents, will have been duly adopted and fixed by the Board of Directors of the Partnership and, if applicable, the General Partner (and, if necessary, the holders of Class B Convertible Preferred Units of the Partnership) in a form to be described in a Prospectus Supplement, all in conformity with the requirements of the Organizational Documents.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) the Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Indenture will have been duly executed and delivered by the Partnership and the trustee named therein (the “Trustee”) substantially

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in the form examined by us and any applicable supplemental indenture will have been duly executed and delivered by the Partnership and the Trustee in accordance with the terms and conditions of the Indenture regarding the creation, authentication and delivery of any supplemental indenture to the Indenture and (iii) such Debt Securities when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Partnership and, if applicable, the General Partner and (b) as provided in the Indenture with respect thereto.

This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.	The Partnership is validly existing under Marshall Islands Law.

2.	The Partnership has the limited partnership power to enter into the Indenture.

3.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Partnership, and if applicable, the General Partner, and when issued and delivered against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Common Units will be validly issued, fully paid and non-assessable.

4.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Partnership, and if applicable, the General Partner, and if necessary, the holders of Class B Convertible Preferred Units of the Partnership, and when issued and delivered against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Preferred Units will be validly issued, fully paid and non-assessable, and if the Preferred Units are convertible into Common Units or other Preferred Units, then such resulting Common Units or Preferred Units upon conversion will be (subject to compliance with the requirements set forth in this Paragraph and Paragraph 3 above), validly issued, fully paid and non-assessable.

5.	Upon the due execution and delivery of the Indenture by the parties thereto substantially in the form examined by us, when (a) the specific terms of a particular Debt Security have been duly authorized by the Partnership and, if applicable, the General Partner and established in accordance with the Indenture, and (b) such Debt Security has been duly executed, authenticated, issued for value and delivered in accordance with such Indenture, and if the Debt Securities are convertible into Common Units or Preferred Units, then such resulting Common Units or Preferred Units will be (subject to compliance with the requirements set forth in Paragraphs 3 and 4 above), validly issued, fully paid and non-assessable.

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We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP